UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           August 19, 2005
Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1 Severance Agreement and Release
Exhibit 99.2 Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On August 19, 2005 Stoneridge, Inc. (the “Company”) entered into a Severance Agreement and Release (the “Severance Agreement”) with Joseph M. Mallak (“Mallak”) in connection with his resignation as the Company’s vice president and chief financial officer. Pursuant to the Severance Agreement, in exchange for certain confidentiality, non-inducement and non-interference covenants and a release from Mallak, the Company agreed to pay Mallak $15,000 (less deductions and withholdings) monthly for 12 months beginning September 30, 2005. The Company also agreed to accelerate the vesting period on 18,600 restricted common shares owned by Mallak to August 19, 2005. A copy of the Severance Agreement is attached as Exhibit 99.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Mallak resigned as the Company’s vice president and chief financial officer on August 19, 2005 (see Item 1.01 above). A copy of the Company’s August 22, 2005 announcement regarding Mallak’s resignation is attached as Exhibit 99.2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: August 23, 2005	/s/ Gerald V. Pisani
Gerald V. Pisani, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Severance Agreement and Release between the Company and Joseph M. Mallak.

99.2	Press Release dated August 22, 2005, announcing resignation of Joseph M. Mallak.

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